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                                  EXHIBIT 5.1


                     KUTAK ROCK                             ATLANTA
                   A PARTNERSHIP                            KANSAS CITY
        INCLUDING PROFESSIONAL CORPORATIONS                 LITTLE ROCK
                     SUITE 2900                             NEWPORT BEACH
             717 SEVENTEENTH STREET                         NEW YORK
            DENVER, COLORADO 80202-3329                     OKLAHOMA CITY
                  (303) 297-2400                            OMAHA
             FACSIMILE (303) 292-7799                       PHOENIX
                                                            PITTSBURGH
             http://www.kutakrock.com                       WASHINGTON


                                 April 30, 1997



Board of Directors
Intercell Corporation
999 West Hastings Street, Suite 1750
Vancouver, B.C. Canada V6C 2W2

     Re:  Registration Statement on Form S-1

Gentlemen:

     We have acted as counsel to Intercell Corporation (the "Company") in connection with the filing of a registration statement on Form S-1, including a related prospectus, under the Securities Act of 1933, as amended (the "Act"). The registration statement covers a proposed offering by certain shareholders of the company of 6,336,987 shares of common stock, no par value (the "Common Stock") and 1,092,064 Series B Warrants ("Series B Warrants") and 745,386 Series C Warrants ("Series C Warrants" and, together with the Series B Warrants, the "Warrants") to purchase Common Stock of Intercell Corporation (the "Company"). Of the securities covered by the registration statement, the Warrants, 1,837,450 shares of Common Stock issuable upon exercise of the Warrants, and 2,695,473 shares of Common Stock issuable upon conversion of Series B Preferred Stock, no par value (the "Series B Preferred Stock") and Series C Preferred Stock, no par value ("Series C Preferred Stock") are being offered by certain shareholders of the Company; and 1,804,064 shares of Common Stock are being offered by the shareholders (the "Selling Shareholders of Energy") of Energy Corporation, an affiliate of the Company ("Energy"), which shares Energy will distribute to its shareholders pursuant to a Plan of Liquidating Dissolution. Such registration statement and prospectus on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as

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Intercell Corporation
April 30, 1997
Page 2


a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation, as amended, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments
as we have deemed necessary for the preparation of this opinion.   In express
this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that the full amount of consideration is received for the Common Stock and Warrants, and (iii) that the shares of the Series B Preferred Stock and Series C Preferred Stock are converted in accordance with the Company's Articles of Incorporation, as amended, we are of the opinion that:

          (w) upon issuance of the shares of the Common Stock underlying the Warrants, such Common Stock will be legally issued, fully paid and nonassessable;,

          (x) upon issuance of the shares of Common Stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock, such Common Stock will be legally issued, fully paid and nonassessable;

          (y) the Warrants have been legally issued, and are fully paid and nonassessable; and
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Intercell Corporation
April 30, 1997
Page 3


          (z) the Common Stock to be distributed by Energy and sold by the Selling Shareholders of Energy has been legally issued, and is fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                              Very truly yours,

                              /s/ Kutak Rock